EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

October 5, 2012

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:

Kat Gold Holdings Corp.

Form S-1 Registration Statement (File No. 333-180734)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Kat Gold Holdings Corp., a Nevada corporation (the "Company"), with the Securities and Exchange Commission covering an aggregate of 261,474,694 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which are currently owned by the Company’s majority stockholder, Kat Exploration, Inc. (“KATX”) and are to be distributed to KATX’s shareholders as a dividend to effect the spin-off of all such shares.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the 261,474,694 shares of common stock covered by the Registration Statement are duly authorized, legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Sichenzia Ross Friedman Ference LLP